LABTEC INC.
                           1499 S.E. Tech Center Place
                                    Suite 350
                           Vancouver, Washington 98683


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBURARY 26, 2001

To the Stockholders of Labtec Inc.:

              NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of Labtec Inc. (the "Company") will be held at Skamania Lodge, 1131 Skamania Lodge Way, Stevenson, Washington 98648, on February 26, 2001, at 8:00 A.M., local time, to consider and act upon the following matters:

(1) To elect four (4) directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until the 2001 Annual Meeting and until their successors have been duly elected and qualified.

(2) The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

              Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

              The close of business on December 31, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors,

                                        RODGER R. KROUSE
                                        Clerk
Vancouver, Washington
January 30, 2001


It is important that your shares be represented at the Meeting. Each stockholder is urged to sign, date and return the enclosed proxy card which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company's transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

                                   LABTEC INC.
                           1499 S.E. Tech Center Place
                                    Suite 350
                           Vancouver, Washington 98683


                                 PROXY STATEMENT



              This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of Labtec Inc. (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held on February 26, 2001 at 8:00 A.M., local time, at Skamania Lodge, 1131 Skamania Lodge Way, Stevenson, Washington 98648, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is February 6, 2001.

              Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for the election of all nominees named herein to serve as directors and in favor of the proposal set forth in the accompanying Notice of Annual Meeting of Stockholders and described below.

              A Proxy may be revoked by a stockholder at any time before its exercise by filing with the Clerk of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

              The close of business on December 31, 2000 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 4,014,982 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

              A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy is required to constitute a quorum for the transaction of business. Shares represented by Proxies which contain one or more abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non- vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. A plurality of the votes cast is required to elect each nominee for director.

                                   Proposal 1

                              ELECTION OF DIRECTORS

              Four directors are to be elected at the Meeting, each to hold office for a term of one year and until his or her successor is elected and qualified. Each of these directors has advised the Company of his or her willingness to serve as a director of the Company. Shares represented by valid proxies in the accompanying form will be voted for the election of the four nominees named below, unless a contrary direction is indicated. Should any nominee named below become unavailable for election to the Board of Directors for any reason, the person named in the proxies has discretionary authority to vote the proxies for one or more alternative nominees who will be designated by the Board of Directors. Directors whose terms of office do not expire at the Meeting are also listed below.

Nominees, Directors, and Executive Officers

              The nominees, directors and executive officers of the Company, their ages and present positions with the Company are as follows:

Name                    Age    Position with the Company
----                    ---    -------------------------
NOMINEES

Joseph Pretlow          32     Director
Patrick J. Sullivan     44     Director
Clarence E. Terry       54     Vice President and Director
Robert G. Wick          38     President, Chief Executive Officer, and Director

DIRECTORS - ONE YEAR REMAINING TERM

Bradley A. Krouse       34     Director
Rodger R. Krouse        38     Co-Chairman, Clerk, and Director
Marc J. Leder           38     Co-Chairman, Senior Vice President, Finance,
                               Chief Financial Officer, Treasurer, and Director
George R. Rea           62     Director



Information About Nominees and Directors

              The following is a brief summary of the background of each nominee and director:

              Joseph  Pretlow has been a director of the Company since  February
1999. Mr. Pretlow joined Bain Capital in 1992 and has been a principal since 1996. Prior to joining Bain Capital, Mr. Pretlow spent two years at Lehman Brothers, Inc. in investment banking, where he specialized in mergers and acquisitions and corporate finance transactions for retail companies. Previously, he worked as a consultant at Sibson & Company. Mr. Pretlow is a director of Artisan Entertainment and Bentley's Luggage.

              Patrick J. Sullivan has been a director of the Company since February 1997. Mr. Sullivan has extensive consumer electronics and computer industry experience, having served as Vice President of the Merchandising Group of Digital Equipment Corporation, a computer manufacturer, since 1993.

              Clarence E. Terry has been a director of the Company since February 2000. Mr. Terry has been a Managing Director of Sun Capital Partners, Inc. since September 1, 1999. Prior thereto, Mr. Terry was Vice President of Consumer Products at Rainbird Sprinkler Manufacturing Corporation, where he was employed from 1973 through August 1999.

              Robert G. Wick has been President and a director of the Company since February 1999. In August 1999, Mr. Wick became Chief Executive Officer of the Company. Prior thereto, Mr. Wick had been employed by Labtec Corporation, the Company's wholly-owned subsidiary ("Labtec"), since November 1998, and became Labtec's President in December 1998. Prior thereto, Mr. Wick spent four years as Vice President of Finance and Logistics at Weiser Lock, a division of Masco Corporation. In addition, Mr. Wick is a director of JTECH Communications, Inc.

              Bradley A. Krouse has been a director of the Company since February 1999. Mr. Krouse has been an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers LLP in Philadelphia since 1995, and a partner since 1997. Mr. Krouse was an associate at Ballard Spahr Andrews & Ingersoll in Philadelphia from 1990 to 1994. Mr. Krouse is the brother of Rodger Krouse.

              Rodger R. Krouse has been Co-Chairman, Clerk, and a director of the Company since February 1999. Mr. Krouse has been a Managing Director of Sun Capital Partners, Inc. since May 1995, prior to which he was employed by Lehman Brothers, Inc. since 1984, most recently as a Senior Vice President. In addition, Mr. Krouse is a director of Nailite International, Inc., The Atlas Companies, Inc. and World Airways, Inc.

              Marc J. Leder has been Co-Chairman, Senior Vice President, Finance, Chief Financial Officer, Treasurer and a director of the Company since February 1999. Mr. Leder has been a Managing Director of Sun Capital Partners, Inc. since May 1995, prior to which he was employed by Lehman Brothers, Inc. since 1987, most recently as a Senior Vice President. In addition, Mr. Leder is a director of Nailite International, Inc. and The Atlas Companies, Inc.

              George R. Rea has been a director of the Company since September 1997. Mr. Rea had been the Acting Chief Executive Officer of the Company from July 1998 to February 1999. Mr. Rea was a consultant and investor in the Company since 1997. Prior thereto, Mr. Rea was Executive Vice President of Conner Peripherals Inc. from 1992 until his retirement in 1994. In addition, Mr. Rea is a director of Imaging Technologies International LLC.



Information About Non-Director Executive Officers

              The following is a brief summary of the background of each executive officer of the Company who is not also a director of the Company:

              Michael Kalb has been a vice president of the Company since February 2000. Mr. Kalb has more than eight years experience in merger and acquisition transactions. Mr. Kalb has also served as a vice president of Sun Capital Partners, Inc. for two years.

              Joyce Ouellette has been Senior Vice President, 3D Motion Control since January 1999. Ms. Ouellette came to the Company in conjunction with the merger of a subsidiary of the Company with and into Labtec Corporation
("Labtec') in February 1999 (the "Merger"). She has more than 20 years experience in the industry, holding positions of increasing responsibilities at Comshare, Prime Computer, Digital Techniques, and Spatial Systems.

              Yudhi Patel has been Senior Vice President, Operations and Logistics since March 1999. Prior to joining Labtec, Mr. Patel was employed by Tektronix, Inc. for three years, including as a New Products Material Manager leading the strategic sourcing of major components for key new products. From 1990 to 1996, Mr. Patel was Director of Operations at Weiser Lock, a division of Masco Corporation.

              Russell B. Weed has been Senior Vice President, General Counsel since December 1999. In addition to providing legal counsel to the Company, Mr. Weed is engaged in business development for the Company. Mr. Weed began representing Labtec in 1995 and has practiced law since 1991, first as a litigator in business disputes and later as a transactional and intellectual property attorney.

              Todd Yuzuriha has been Senior Vice President, Technology and Engineering since April 1999. Prior to joining Labtec, Mr. Yuzuriha was Senior Director at Sharp Microelectronics, where he directed Sharp's ventures in flat panel display development.

              The Board of Directors unanimously recommends a vote "FOR" the election of each nominee named above to hold office for a term to expire at the 2001 Annual Meeting of Stockholders, and until their respective successors are chosen and qualified.

Section 16 (A) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended March 31, 2000, there were no late or delinquent filings, except for certain reports to be filed by Sun Venture Capital Partners I, L.P.

Committees

              During the fiscal year ended March 31, 2000, the Company's Board of Directors held seven meetings. Each incumbent director, except Joseph
Pretlow, attended at least 75% (i) of the aggregate number of meetings of the Board of Directors that occurred during his directorship and (ii) of meetings of all committees of the Board of Directors on which such directors served in fiscal 2000.

              The Audit Committee, of which Messrs. Bradley Krouse, Rodger Krouse, Leder, Rea and Sullivan are currently members, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to interface with the Company's auditors. The Audit Committee did not meet in fiscal 2000.

              The Compensation Committee, of which Messrs. Bradley Krouse, Rodger Krouse, Leder, Rea, and Sullivan are currently members, acts for the Board of Directors with respect to the Company's compensation practices and implementation thereof. The Compensation Committee's primary functions are to set or amend the compensation of any employee of the Vice President level and above or whose annual compensation is equal to or exceeds $100,000. The Compensation Committee held one meeting in fiscal 2000.

              The Board of Directors does not have a standing nominating committee.

Performance Graph

              The following graph compares the cumulative total stockholder return on the Company's Common Stock, with that of the S & P Smallcap 600 and a peer group index consisting of publicly traded computer peripheral equipment companies reporting under the same Standard Industrial Classification Code (SIC
3577) as the Company. The comparison assumes $100 was invested at the close of business on January 1, 1996 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

                       Comparison of 5 1/2-Year Cumulative
                         Total Return Among the Company,
                        S&P Smallcap 600 and a Peer Group


                Total Stockholder Returns - Dividends Reinvested
                            Annual Return Percentage

                              Year Ended March 31,
------------------------ ------------- -------------- ------------ ----------- ------------
     Company/Index           1997          1998          1999         2000       Q2 2001
------------------------ ------------- -------------- ------------ ----------- ------------
Labtec Inc.                 -79.03         0.00         -44.87       -32.56       16.41
------------------------ ------------- -------------- ------------ ----------- ------------
S&P Smallcap 600             8.39          47.68        -19.13       30.70        4.35
------------------------ ------------- -------------- ------------ ----------- ------------
Peer Group                  -3.19          -0.14        -40.19       38.99       -28.34
------------------------ ------------- -------------- ------------ ----------- ------------

                       Indexed Returns

                                                                                  Year Ended March 31,
------------------------ -------------------- ----------- ---------- ----------- ---------- -------------
     Company/Index           Base Period         1997       1998        1999       2000       Q2 2001
                           January 1, 1996
------------------------ -------------------- ----------- ---------- ----------- ---------- -------------
Labtec Inc.                     $100              $20.97      $0.00      $11.56      $7.80         $9.08
------------------------ -------------------- ----------- ---------- ----------- ---------- -------------
S&P Smallcap 600                $100             $108.39   $160.07      $129.45   $169.18        $176.53
------------------------ -------------------- ----------- ---------- ----------- ---------- -------------
Peer Group                      $100              $96.81     $96.67      $57.82     $80.37        $57.59
------------------------ -------------------- ----------- ---------- ----------- ---------- -------------




Compensation Committee Report of Executive Compensation

              The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company.

              Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and equity returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of each executive's compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of each executive's compensation is closely tied to appreciation in the Company's Common Stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests through equity- based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

              The Compensation Committee determines the compensation of the individuals named in the Summary Compensation Table. The Compensation Committee takes into account the views of the President and Chief Executive Officer in reviewing the individual performance of the executives (other than himself).

              The key elements of the Company's executive compensation consist of base salary, annual bonus, and stock options. The Compensation Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the executive officer, including insurance and other employee benefits.

              Base Salaries. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

              Annual salary adjustments are determined by evaluating the financial performance of the Company and of each executive officer, and also takes into account new responsibilities. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these non-financial factors.

              Annual Bonus. The Company's executive officers are eligible for an annual cash bonus, based primarily on achievement of significant milestones by the Company and the executive. Executive officers were eligible to receive bonuses for fiscal 2000 based upon the achievement of certain milestones by the Company during fiscal 2000.

              Stock Options. Under the Company's Amended and Restated 1997 Stock Option Plan (the "1997 Plan"), which was approved by stockholders after the Merger, stock options are granted to the Company's directors, including directors who are not employees of the Company, and all executive officers of the Company and its subsidiaries and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Stock options are designed to align the interests of the option holders with those of the stockholders. Stock options are granted with an exercise price determined by the Board on the date of grant and generally vest over four years. In determining the amount of such option grants, the Compensation Committee evaluates the job level of the individual, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the individual's awards in the past.

                           Under  the   Company's   Amended  and  Restated  1995
Director Stock Option Plan (the "1995 Plan"), which was approved by stockholders prior to the Merger, stock options were granted to the Company's non-employee directors. Stock options were granted with an exercise price determined by the Board on the date of grant and generally vested over four years. Upon the closing of the Merger, stock options under the 1995 Plan which had not terminated were fully vested. Since the Merger, no stock options have been granted under the 1995 Plan.

                           Under the  Company's  Amended and Restated 1993 Stock
Option Plan (the "1993 Plan"), which was approved by stockholders prior to the Merger, stock options were granted to the Company's executive officers. Stock options were granted with an exercise price determined by the Board on the date of grant and generally vested over five years. Upon the closing of the Merger, stock options under the 1993 Plan which had not terminated were fully vested. Since the Merger, no stock options have been granted under the 1993 Plan.

              Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In fiscal 2000, as in previous years, a substantial portion of the Company's targeted executive compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

By the Compensation Committee,

Bradley A. Krouse
Rodger R. Krouse
Marc J. Leder
George R. Rea
Patrick J. Sullivan

Compensation Committee Interlocks and Insider Participation

              As of March 31, 2000, the Compensation Committee consisted of Bradley A. Krouse, Rodger R. Krouse, Marc J. Leder, George R. Rea and Patrick Sullivan. Rodger R. Krouse is Co-Chairman and Clerk of the Company, and Marc J. Leder is Co-Chairman, Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Company.

Compensation of Directors

              Directors receive no compensation for their services. The Board of Directors, in its discretion, may grant options to the Directors from time to time under the 1997 Plan, which was approved by the stockholders.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information regarding the ownership of the Common Stock as of December 31, 2000 by (i) persons known by the Company to be beneficial owners of more than 5% of its common stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors, and (iv) all current executive officers and directors of the Company as a group and the percentage of shares represented thereby.

--------------------------------------- ------------------- ------------------
Beneficial Owner (1)                    Shares Beneficially    Percentage
                                        Owned (2)              Beneficially
                                                               Owned(3)
--------------------------------------- ------------------- -----------------
5% Stockholders
--------------------------------------- ------------------- -----------------
Sun Multimedia Partners, L.P.
     5355 Town Center Road
     Suite 802
     Boca Raton, FL. 33486                       1,936,861            42.72%
--------------------------------------- ------------------- -----------------
KB Mezzanine II LP
     405 Lexington Avenue
     21st Floor
     New York, NY 10174                            354,622             7.82%
--------------------------------------- ------------------- -----------------
Directors
--------------------------------------- ------------------- -----------------
Bradley A. Krouse (4)                               10,000                 *
--------------------------------------- ------------------- -----------------
Rodger R. Krouse (5)(6)(7)                       2,042,161            45.04%
--------------------------------------- ------------------- -----------------
Marc J. Leder (5)(6)(7)                          2,042,161            45.04%
--------------------------------------- ------------------- -----------------
Joseph Pretlow (4)                                  10,000                 *
--------------------------------------- ------------------- -----------------
George R. Rea (8)                                   24,834                 *
--------------------------------------- ------------------- -----------------
Patrick J. Sullivan (9)                             23,334                 *
--------------------------------------- ------------------- -----------------
Clarence E. Terry (10)                              35,000                 *
--------------------------------------- ------------------- -----------------
Robert G. Wick (11)                                116,500             2.57%
--------------------------------------- ------------------- -----------------

--------------------------------------- ------------------- -----------------
Named Executive Officers
--------------------------------------- ------------------- -----------------
Gregory Jones (12)                                   6,859                 *
--------------------------------------- ------------------- -----------------
Joyce Ouellette (13)                                21,583                 *
--------------------------------------- ------------------- -----------------
Yudhi Patel (14)                                    47,500             1.04%
--------------------------------------- ------------------- -----------------
Todd Yuzuriha (15)                                  22,500                 *
--------------------------------------- ------------------- -----------------

--------------------------------------- ------------------- -----------------
All directors and executive  officers            2,395,271            52.83%
as a group (13 persons) (16)
--------------------------------------- ------------------- -----------------


*      Less than one percent.

(1) Except as otherwise indicated, the address of each individual listed is c/o Labtec Inc., 1499 S.E. Tech Center Place, Suite 350 Vancouver, WA 98683

(2) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Includes shares of Common stock underlying exercisable options. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3) Assumes full dilution of Common Stock to include 4,014,982 outstanding shares as of December 31, 2000, and 534,897 outstanding options granted under the 1993, 1995, and 1997 Plans.

(4) Consists of shares of Common Stock issuable upon exercise of 5,000 currently vested and exercisable options granted under the 1997 Plan, and 5,000 currently unvested and unexercisable options granted under the 1997 Plan.

(5) Includes shares of Common Stock issuable upon exercise of 5,000 currently vested and exercisable options granted under the 1997 Plan, and 5,000 currently unvested and unexercisable options granted under the 1997 Plan.

(6) Messrs. R. Krouse and Leder each own 50% of Sun Multimedia Advisors, Inc., the general partner of Sun Multimedia Partners, L.P. Mr. R. Krouse and Mr. Leder disclaim beneficial ownership of the shares held by Sun Multimedia Partners, L.P. except to the extent of their pecuniary interests.

(7) Messrs. R. Krouse and Leder each own 50% of Sun Venture Capital Partners I, L.P., which owns 95,300 shares of Common Stock and is a limited partner in Sun Multimedia Partners, L.P. Mr. R. Krouse and Mr. Leder disclaim beneficial ownership of the shares held by Sun Venture Capital Partners I, L.P. except to the extent of their pecuniary interests.

(8) Consists of shares of Common Stock issuable upon exercise of 10,000 currently vested and exercisable options granted under the 1997 Plan, 5,000 currently unvested and unexercisable options granted under the 1997 Plan, 3,334 currently vested and exercisable options granted under the 1995 Plan, and 6,500 currently vested and exercisable options granted under the 1993 Plan.

(9) Consists of shares of Common Stock issuable upon exercise of 10,000 currently vested and exercisable options granted under the 1997 Plan, 5,000 currently unvested and unexercisable options granted under the 1997 Plan, 3,334 currently vested and exercisable options granted under the 1995 Plan, and 5,000 currently vested and exercisable options granted under the 1993 Plan.

(10) Consists of shares of Common Stock issuable upon exercise of 35,000 currently unvested and unexercisable options granted under the 1997 Plan.

(11) Consists of shares of Common Stock issuable upon exercise of 21,625 currently vested and exercisable options granted under the 1997 Plan, and 94,875 currently unvested and unexercisable options granted under the 1997 Plan.

(12) Consists of shares of Common Stock owned of record by Mr. Jones. Mr. Jones' employment by the Company, and his options to purchase 48,501 additional shares of Company stock granted under the 1997 Plan, terminated on April 14, 2000.

(13) Consists of 3,333 shares of Common Stock owned by Ms. Ouellette, and additional shares of Common Stock issuable upon exercise of 10,000 currently unvested and unexercisable options granted under the 1997 Plan, and 8,250 currently vested and exercisable options granted under the 1993 Plan.

(14) Consists of shares of Common Stock issuable upon exercise of 11,875 currently vested and exercisable options granted under the 1997 Plan, and 35,625 currently unvested and unexercisable options granted under the 1997 Plan.

(15) Consists of shares of Common Stock issuable upon exercise of 5,625 currently vested and exercisable options granted under the 1997 Plan, and 16,875 currently unvested and unexercisable options granted under the 1997 Plan.

(16) Includes 79,125 shares of Common Stock issuable upon exercise of currently vested and exercisable options granted under the 1997 Plan, 247,375 shares of Common Stock issuable upon exercise of currently unvested and unexercisable options granted under the 1997 Plan, 6,668 shares of Common Stock issuable upon exercise of currently vested and exercisable options granted under the 1995 Plan, and 19,750 shares of Common Stock issuable upon exercise of currently vested and exercisable options granted under the 1993 Plan. The 247,375 shares of Common Stock issuable upon exercise of currently unvested and unexercisable options granted under the 1997 Plan, include 25,000 options granted under the 1997 Plan to Russell B. Weed, Senior Vice President, General Counsel, who commenced employment with the Company on December 1, 1999.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

              The following table provides summary information concerning the cash compensation and certain other compensation paid, awarded, or accrued by the Company to the Company's President and four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 and whose salary and bonus exceeded $100,000 for the 2000 fiscal year, for services in all capacities to the Company during the 2000, 1999 and 1998 fiscal years.

----------------------------- -------------------------------------------------- ----------------------------
                                             Annual Compensation                 Long-Term Compensation
----------------------------- -------------------------------------------------- ----------------------------
                                                                                 Securities    All Other
Name and Principal Position                                      Other Annual    Underlying    Compensation
                              Year       Salary      Bonus       Compensation    Options (#)            ($)
----------------------------- ---------- ----------- ----------- --------------- ------------- --------------
Robert G. Wick                2000 (2)    $ 197,917    $207,602              --            --             --
President and Chief           1999 (3)     $ 43,750          --              --        71,500             --
Executive Officer, and        1998               --          --              --            --             --
Director
----------------------------- ---------- ----------- ----------- --------------- ------------- --------------
Gregory Jones                 2000         $150,833    $ 71,553              --            --     $ 1,150(4)
Senior Vice President,        1999         $162,116     $ 3,583              --            --    $ 57,515(5)
Worldwide Sales               1998          $ 7,500                          --     48,501(6)             --

----------------------------- ---------- ----------- ----------- --------------- ------------- --------------
Joyce Ouellette               2000         $150,000    $ 92,198              --            --     $ 1,536(4)
Senior Vice President, 3D     1999         $110,000    $ 32,594              --      3,333(7)             --
Controller                    1998          $98,300    $ 54,545              --      4,917(8)             --
----------------------------- ---------- ----------- ----------- --------------- ------------- --------------
Yudhi Patel                   2000         $128,000    $ 39,000              --     47,500(9)      $  975(4)
Senior Vice President,        1999          $ 7,640          --              --            --             --
Operations and Logistics      1998               --          --              --            --             --
----------------------------- ---------- ----------- ----------- --------------- ------------- --------------
Todd Yuzuriha                 2000         $126,583    $ 39,000              --    22,500(10)      $  975(4)
Senior Vice President,        1999               --          --              --            --             --
Technology and Engineering    1998               --          --              --            --             --
----------------------------- ---------- ----------- ----------- --------------- ------------- --------------

-------------

(1) Except as provided in the table above, none of the Company's executive officers who were serving as executive officers at the end of fiscal 2000 had salary and bonus exceeding $100,000 for the 2000 fiscal year.

(2)    Mr. Wick became Chief Executive Officer of the Company in August 1999.

(3)    Mr. Wick became President of the Company in February 1999.

(4) Represents Company's contribution to 401(k) plan account of the executive officer.

(5) Represents the 74,248 shares of Labtec stock purchased by Mr. Jones as of January 7, 1999 pursuant to a stock purchase program, which allowed executive officers to purchase shares of Labtec common stock at a discount from the market price, multiplied by the difference between the market value per share of the common stock at January 7, 1999 ($1.0566) and the purchase price per share ($0.2816) of the 74,248 shares. Adjusted to reflect the conversion of one (1.0) Labtec share for a .55430739 share of Company stock and the one-for-three reverse split as a result of the Merger, and also to reflect the one-for-two reverse split in November 1999 (the "Subsequent Split"), such 74,248 shares of Labtec stock are now 6,859 shares of Company stock.

(6) Mr. Jones' employment by the Company, and his options to purchase 48,501 shares of Company stock granted under the 1997 Plan, terminated on April 14, 2000.

(7) Adjusted to reflect the one-for-three reverse split as a result of the Merger, and also to reflect the Subsequent Split. All options were granted under the 1993 Plan at an exercise price of $19.50 (adjusted for the Merger and the Subsequent Split) on April 8, 1998. All options vested upon the closing of the Merger.

(8) Adjusted to reflect the one-for-three reverse split as a result of the Merger, and also to reflect the Subsequent Split. All options were granted under the 1993 Plan at an exercise price of $19.50 (adjusted for the Merger and the Subsequent Split) on April 11, 1997. All options vested upon the closing of the Merger.

(9) Adjusted to reflect the Subsequent Split. All options were granted at an exercise price of $10.00 (adjusted for the Subsequent Split) on May 28, 1999. All options vest over four years, with 25% of the option grant becoming exercisable commencing on the first anniversary of the commencement of Mr. Patel's employment on March 8, 1999. As of March 31, 2000, 11,875 options were currently vested and exercisable.

(10) Adjusted to reflect the Subsequent Split. All options were granted at an exercise price of $10.00 (adjusted for the Subsequent Split) on May 28, 1999. All options vest over four years, with 25% of the option grant becoming exercisable commencing on the first anniversary of the commencement of Mr. Yuzuriha's employment on April 12, 1999. As of March 31, 2000, no options were currently vested and exercisable.

                        Option Grants in Last Fiscal Year

--------------------- ------------- ---------------- ------------- ------------ ----------------------------
                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates of
                                                                                Stock Price Appreciation
                                                                                for Option Terms
--------------------- ------------- ---------------- ------------- ------------ -------------- -------------
                      Number of     % of Total
                      Securities    Options
                      Underlying    Granted to
                      Options       Employees in     Exercise or   Expiration
Name                  Granted       Fiscal 2000      Base Price    Date         5% ($)         10% ($)
--------------------- ------------- ---------------- ------------- ------------ -------------- -------------
Yudhi Patel (1)       47,500        35.4%            $10.00        5/28/09      $298,725       $757,028
--------------------- ------------- ---------------- ------------- ------------ -------------- -------------
Todd Yuzuriha (2)     22,500        16.7%            $10.00        5/28/09      $141,501       $358,592
--------------------- ------------- ---------------- ------------- ------------ -------------- -------------

--------------------- ------------- ---------------- ------------- ------------ -------------- -------------

--------------------- ------------- ---------------- ------------- ------------ -------------- -------------

--------------------- ------------- ---------------- ------------- ------------ -------------- -------------



(1) The options are exercisable as to 11,875 shares commencing on each of the first four anniversaries of the commencement of Mr. Patel's employment with the Company on March 8, 1999.

(2) The options are exercisable as to 5,625 shares commencing on each of the first four anniversaries of the commencement of Mr. Yuzuriha's employment with the Company on April 12, 1999.


Option Exercises and Fiscal Year-End Values

              The following table sets forth information with respect to options to purchase Common Stock granted under the Company's 1997 Plan, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended March 31,2000; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at March 31, 2000; and (iv) the value of such unexercised options at March 31, 2000.

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

----------------------- --------------- ----------------- ------------------------- -------------------------
Name                    Shares          Value Realized    Number of Securities      Value of Unexercised
                        Acquired on     ($)               Underlying Unexercised    in-the-Money Options at
                        Exercise                          Options at Fiscal Year    Fiscal Year End
                                                          End                       Exercisable/Unexercisable
                                                          Exercisable/Unexercisable
----------------------- --------------- ----------------- ------------------------- -------------------------
Robert G. Wick                    0                 $0           21,625/94,875                       $0/$0
----------------------- --------------- ----------------- ------------------------- -------------------------
Gregory Jones (2)                 0                 $0           24,251/24,250               $67,938/$67,938
----------------------- --------------- ----------------- ------------------------- -------------------------
Joyce Ouellette                   0                 $0            8,250/0                            $0/$0
----------------------- --------------- ----------------- ------------------------- -------------------------
Yudhi Patel                       0                 $0          11,875/35,625                        $0/$0
----------------------- --------------- ----------------- ------------------------- -------------------------
Todd Yuzuriha                     0                 $0            5,625/16,875                       $0/$0
----------------------- --------------- ----------------- ------------------------- -------------------------

(1) Based on the closing price of $7.25 per share of Common Stock at March 31, 2000.

(2) Mr. Jones' employment by the Company, and his options to purchase 48,501 shares of Company stock granted under the 1997 Plan, terminated on April 14, 2000.

                  At the end of fiscal year 2000, the Company had directors and officers liability insurance in the amount of $10,000,000. The annual premium for this insurance is approximately $114,700.

Employment Agreements

              The Company has no employment agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              On April 11, 1997, the Compensation Committee of the Company's Board of Directors repriced certain outstanding stock options granted to then-current employees, including options held by Mr. Gain.

              On July 18, 1997, the Company completed a tender offer for the outstanding shares of SSL, a stockholder of the Company. At the time of the tender offer, Mr. Jagelman, Chairman of the Board of SSL, was a director and stockholder of the Company. Pursuant to the tender offer, the Company exchanged
(i) two shares of the Common Stock for fifteen shares of SSL and (ii) one share of Common Stock for every option to purchase twelve shares of SSL. Concurrent with the completion of the tender offer, all shares of Common Stock owned by SSL at the time of the tender offer were canceled and the license agreement between the Company and SSL was terminated. As a result of this transaction, the number of outstanding shares of the Company did not change.

              On October 7, 1997, Labtec entered into a ten-year management agreement with Sun Multimedia Advisors, Inc., the general partner of Sun Multimedia Partners, L.P., which is the Company's majority stockholder. Marc J. Leder and Rodger R. Krouse each own 50% of the outstanding capital stock of Sun Multimedia Advisors, Inc. Pursuant to the terms of the management agreement, Sun Multimedia Advisors, Inc. receives a management fee of $500,000 per annum, and received a transaction fee of $391,000 with respect to its participation in the structuring and negotiation of the Merger and a transaction fee of $360,000 with respect to its participation in the structuring and negotiation of the Company's acquisition of Connector Resources Unlimited, Inc.

              Dennis T. Gain, a former director of the Company and former President and Chief Executive Officer of the Company, entered into a Separation Agreement with the Company on March 18, 1998. The Separation Agreement provided that the Company shall pay to or on behalf of Mr. Gain: (i) severance payments in an aggregate of $12,000 per month for the next twenty months, (ii) health insurance premium for his then-existing health coverage for the next twenty-four months and (iii) a $1,000 automobile allowance for the next twenty months. In addition, all incentive stock options previously granted to Mr. Gain, other than 12,000 options of an option grant on April 29, 1994, converted into non-qualified stock options and Mr. Gain exercised and sold 12,000 incentive stock options on May 22, 1998. Further, the Company sold an automobile purchased by it in March 1997 to Mr. Gain for $28,471, $11,929 below the fair market value of the automobile. The Company's Board of Directors agreed, subject to its fiduciary and other legal duties, to nominate Mr. Gain for election to the Company's Board of Directors at the 1998 Annual Meeting of Stockholders of the Company. In connection therewith, Mr. Gain agreed to return all proprietary information of the Company, release all claims and causes of action relating to his employment with the Company, and to execute a Non-competition, Non-disclosure and Non-solicitation Agreement with the Company.

              On June 5, 1998, the Company contributed its Open Motion technology and certain assets related thereto having a net book value of approximately $50,000 to 3D Open Motion, LLC, a Delaware limited liability corporation (the "LLC"), established by Mr. Gain, majority owner of the LLC, in exchange for an initial 20% non-voting interest in the LLC which has since been reduced to 14.6% as a result of subsequent equity financing in which the Company did not participate. In connection with the transaction, the Company received an option, exercisable beginning January 1, 2000 through May 31, 2000 upon payment of $250,000 to the LLC, to obtain a 50% discount from the most favorable terms offered to any other customer on all commercial products developed by LLC. Such option was not exercised by the Company. Simultaneously with the Company's contribution, Mr. Gain contributed 291,667 shares of the Company's Common Stock to the LLC. The Company repurchased the 291,667 shares on June 17, 1998 from the LLC pursuant to its stock buyback plan at $2.40 per share, a 20% discount from the closing price of the Company's Common Stock on the Nasdaq National Market on June 3, 1998, the date on which the Company and the LLC agreed to the terms of the joint venture.

              Effective October 20, 1998, the Company entered into a consulting agreement with American Asset Management, a management consulting firm wholly owned by Julian Rubinstein, a nominee for director, to assist in reviewing and reorganizing the Company's operations. The agreement, which terminated March 2000, provided for payment of $30,000 per month. The agreement also contained non-disclosure provisions, assignment of inventions and provisions regarding a twelve-month non-compete with certain competitors and a twelve-month non-solicitation of employees.

                               VOTING REQUIREMENTS

              Directors are elected by a plurality of the votes cast at the Meeting (Proposal 1). Abstentions and broker nonvotes with respect to any matter are not considered as votes cast with respect to that matter.

                  THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE FOR EACH DIRECTOR NAMED IN THE PROPOSAL.

                                  MISCELLANEOUS

Stockholder Proposals

              The Company's By-laws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Co-Chairmen of the Board of Directors, the President, the Treasurer or the Clerk of the Company not less than 50 days nor more than 75 days before the meeting, unless less than 65 days' notice or prior public disclosure of the date of the meeting is given, in which case the stockholder's notice must be received within 15 days following the day on which such notice or disclosure of the date of the annual meeting was mailed or public disclosure was made. Such notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 2000 Annual Meeting of Stockholders and desires that it be considered for inclusion in the proxy statement and form of proxy, it must be received by the Company at 1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington 98683, Attention: Robert G. Wick, no later than February 21, 2001.

Other Matters

              Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the person named in the Proxy intends to vote thereon in accordance with his judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

Proxies

              All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors,

                                          RODGER R. KROUSE
                                          Clerk

Vancouver, Washington
January 30, 2001

                                   PROXY CARD


PROXY                                                                      PROXY

                                   LABTEC INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


          The undersigned holder of Common Stock of LABTEC INC., revoking all proxies heretofore given, hereby constitutes and appoints RODGER R. KROUSE Proxy, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2000 Annual Meeting of Stockholders of LABTEC INC., to be held at Skamania Lodge, 1131 Skamania Lodge Way, Stevenson, Washington 98648, on February 26, 2001, at 8:00 A.M., local time, and at any adjournments or postponements thereof.

          The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

          Each properly executed proxy will be voted in accordance with the specifications made below and in the discretion of the Proxy on any other matter that may properly come before the meeting or any adjournment thereof. Where no choice is specified, this proxy will be voted FOR all listed nominees to serve as directors.

          PLEASE MARK YOUR VOTE ON THIS SIDE, AND DATE AND SIGN THE REVERSE
SIDE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1.


1. Election of four Directors.      |_| FOR all nominees listed; or

                                    |_| WITHHOLD AUTHORITY for all nominees; or

                                    |_| FOR individual nominees circled below:

                                            Joseph Pretlow

                                            Patrick J. Sullivan

                                            Clarence E. Terry

                                            Robert G. Wick

2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

                      The shares represented by this Proxy
                      will be voted in the manner directed.
                      In the absence of any direction, the
                      shares will be voted FOR each nominee
                      named in Proposal 1 and in accordance
                      with the discretion of the Proxy on
                      such other matters as may properly
                      come before the meeting.

                     Dated ____________________________ 2001

                     ______________________________________,

                     _______________________________________

                                  Signature(s)

                      (Signature(s) should conform to names
                      as registered. For jointly owned
                      shares, each owner should sign. When
                      signing as attorney, executor,
                      administrator, trustee, guardian or
                      officer of a corporation, please give
                      full title).

                         PLEASE MARK AND SIGN ABOVE AND
                                 RETURN PROMPTLY














                                        2